Exhibit 99.1

Contacts

V.I. Technologies, Inc. (Vitex)

John R. Barr

617-926-1551

john.barr@vitechnologies.com

or

Thomas T. Higgins

617-926-1551

tom.higgins@vitechnologies.com

Vitex Reports Third Quarter Financial Results for 2004

Watertown, MA (November 3, 2004) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, today announced its financial results for the third quarter ended September 25, 2004.

For the third quarter of 2004, Vitex reported a net loss of $3.6 million or $0.07 per share, compared to a net loss of $6.7 million or $0.16 per share for the third quarter of 2003. Research and Development (R&D) spending decreased from $5.6 million in the third quarter of 2003 to $2.6 million in the third quarter of 2004. The reduction in spending reflects the combined effects of lower staffing levels and lower product development costs for the INACTINE™ pathogen reduction system. The majority of the anticipated expenditures on equipment and disposables required to commercialize the INACTINE™ system were made in prior periods. The Company continues to focus its efforts on concluding the Phase III clinical trial of the INACTINE™ system for acute indications and its ongoing discussions with the FDA concerning the future direction of the clinical trial program.

Vitex’s unrestricted cash balances at quarter-end were $6.6 million. At a burn rate consistent with the Company’s current operations, the cash balance at the end of the third quarter represents an anticipated cash horizon into the first quarter of 2005.

“Vitex continues to enroll patients in the Phase III clinical study for INACTINE,” said John R. Barr, President and CEO of Vitex. “In parallel, we are continuing our discussions with the

FDA to develop an acceptable clinical and regulatory plan for an acute only indication for INACTINE™ red cells. We are also in discussions with Panacos Pharmaceuticals on potential modifications to the merger agreement between the two companies. Panacos continues to make good progress in the clinic with their lead drug candidate for HIV, PA-457.”

Highlights for the quarter include:

•	An independent data safety monitoring committee (DSMC) concluded that the Phase III acute study for the INACTINE™ pathogen reduction system may continue without modification. The DSMC also concluded that further review of the submitted data was warranted as enrollment in the study continues, and requested that the Company provide further clarification of certain data and other information. The Company has subsequently provided the data that was requested by the DSMC. The principal objective of the review was to evaluate interim safety of the study. Vitex has continued enrollment in the Phase III acute trial for the INACTINE™ system for red blood cells.

•	Vitex updated investors regarding the ongoing discussions with the FDA on the feasibility of, and the potential clinical and regulatory requirements for, an acute only indication for the INACTINE™ red blood cell system. The FDA has expressed concerns regarding the licensing of INACTINE™ red cells due to the antibody issues observed in the Phase III chronic study that was halted in November of 2003. Vitex believes that it may address some of these concerns through a combination of supplemental clinical trials and implementation of a control system to ensure patients who have previously received INACTINE™ red cells do not receive INACTINE™ red cells in a subsequent hospitalization. Vitex is in ongoing discussions with the FDA with respect to these matters.

•	Vitex recently announced that it was in negotiations with Panacos Pharmaceuticals concerning potential modifications to the merger agreement between the two companies. Panacos has continued to make good progress in the clinic in the development of PA-457, the first in a new class of HIV therapeutics known as maturation inhibitors. Panacos is on track to initiate a Phase IIa study in HIV infected patients in the fourth quarter of 2004.

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology, currently in a Phase III clinical trial for use in acute transfusions, is designed to inactivate a wide range of viruses, bacteria and parasites in units of red blood cells, and has also demonstrated its ability to remove prion proteins from red cell units. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: http://www.vitechnologies.com.

Vitex has entered into a merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger, which is subject to the approval of the shareholders of Vitex and Panacos, are contained in the Joint Proxy Statement/Prospectus dated July 13, 2004 and in the Form S-4 Registration Statement on file with the Securities and Exchange Commission. As recently announced, potential modifications to the merger terms are under negotiation between the Company and Panacos.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as execution of the Company’s financing plans, quarterly fluctuations in operating results, anticipated clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products, the Company’s ability to complete corporate collaborations and other strategic transactions, and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex filed a Registration Statement on Form S-4 in connection with the merger, and Vitex and Panacos have mailed a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees will be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger is available in the Joint Proxy Statement/Prospectus.

(Financial tables follow)

V.I. TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 25, 2004	September 27, 2003	September 25, 2004	September 27, 2003
Revenues:
Research funding	$140	$105	$450	$314

Costs and expenses:
Research and development costs	2,559	5,631	7,719	15,928
General and administrative expenses	1,186	1,204	3,640	3,721

Total operating costs and expenses	3,745	6,835	11,359	19,649

Loss from operations	(3,605)	(6,730)	(10,909)	(19,335)

Other expense, net	(19)	44	(79)	(284)

Net loss	$(3,624)	$(6,686)	$(10,988)	$(19,619)

Basic and diluted net loss per share	$(0.07)	$(0.16)	$(0.21)	$(0.64)

Weighted average number of shares	54,176	40,899	51,855	30,559

V.I. TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	September 25, 2004	December 27, 2003
Cash	$6,626	$4,258
Restricted cash	639	590
Other current assets	1,371	4,815
Property and equipment, net	2,787	3,119
Goodwill and intangibles, net	2,932	3,118
Other assets	—	1,379

Total assets	$14,355	$17,279

Accounts payable and accrued expenses	$2,422	$1,639
Deferred revenue	840	954
Term debt obligations	1,655	2,441
Stockholders’ equity	9,438	12,245

Total liabilities and stockholders’ equity	$14,355	$17,279